Exhibit 99.1

Contacts:
PR/Media Inquiries: Teresa Johnson Merit Medical	Investor Inquiries: Mike Piccinino, CFA, IRC Westwicke - ICR
+1-801-208-4295	+1-443-213-0509
tjohnson@merit.com	mike.piccinino@westwicke.com

FOR IMMEDIATE RELEASE

MERIT MEDICAL REPORTS RESULTS FOR
QUARTER ENDED MARCH 31, 2021

●	Q1 2021 reported revenue of $248.9 million, up 2.2% compared to Q1 2020
●	Q1 2021 constant currency revenue, organic* up 0.6% compared to Q1 2020
●	Q1 2021 GAAP EPS of $0.19, compared to GAAP loss per share of ($0.06) in Q1 2020
●	Q1 2021 non-GAAP EPS* of $0.52, compared to $0.38 in Q1 2020

*  Constant currency revenue; constant currency revenue, organic; core revenue; non-GAAP EPS; non-GAAP net income; non-GAAP operating income and margin; non-GAAP gross margin; and free cash flow are non-GAAP financial measures. A reconciliation of these and other non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures is included under the heading “Non-GAAP Financial Measures” below.

SOUTH JORDAN, Utah, April 29, 2021 -- Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading manufacturer and marketer of proprietary medical devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy, today announced revenue of $248.9 million for the quarter ended March 31, 2021, an increase of 2.2% compared to the prior year period. Constant currency revenue, organic* for the first quarter of 2021 was up 0.6% compared to the prior year period.

Merit’s GAAP gross margin for the first quarter of 2021 was 45.0%, compared to GAAP gross margin of 42.6% for the prior year period. Merit’s non-GAAP gross margin* for the first quarter of 2021 was 49.2%, compared to non-GAAP gross margin* of 48.5% for the prior year period.

Merit’s GAAP net income for the first quarter of 2021 was $11.0 million, or $0.19 per share, compared to a GAAP net loss of ($3.2) million, or ($0.06) per share, for the prior year period. Merit’s non-GAAP net income* for the first quarter of 2021 was $29.9 million, or $0.52 per share, compared to non-GAAP net income* of $21.1 million, or $0.38 per share, for the prior year period.

Merit’s revenue by operating segment and product category for the three months ended March 31, 2021, compared to the corresponding period in 2020, was as follows (unaudited; in thousands, except for percentages):

		Three Months Ended
		March 31,
	% Change	2021	2020
Cardiovascular
Peripheral Intervention	6.7%	$92,914	$87,075
Cardiac Intervention	3.0%	74,737	72,591
Custom Procedural Solutions	(4.6)%	45,421	47,621
OEM	(1.1)%	27,934	28,257
Total	2.3%	241,006	235,544

Endoscopy
Endoscopy devices	(0.9)%	7,907	7,981

Total	2.2%	$248,913	$243,525

“Despite a slow start to fiscal year 2021 as a result of continued challenges in the operating environment due to COVID-19, we saw measured improvements as we moved through the first quarter, and we delivered better-than-expected revenue results due in large part to a record month of March,” said Fred P. Lampropoulos, Merit’s Chairman and Chief Executive Officer. “We are also proud of the strong financial results we delivered in the first quarter; we leveraged low single-digit revenue growth to drive impressive growth in our non-GAAP operating income* and non-GAAP net income*, which increased 26% and 41%, respectively, compared to the prior year period. Importantly, we continue to make progress towards our goal of enhancing Merit’s long-term growth and profitability profile, as evidenced by the $29 million of free cash flow* we generated in the first quarter.”

Mr. Lampropoulos continued: “We are pleased with the solid start to the year and remain cautiously optimistic in our outlook for measured improvement in the operating environment as we move through the remainder of 2021. We remain confident in our 2021 guidance for total revenue growth, on a constant currency basis*, in the low-to-mid single digits year-over-year and, importantly, excluding the impact of divestitures and product sales that uniquely benefitted from pandemic-related demand trends in 2020, our constant currency revenue guidance* continues to reflect growth in the mid-to-high single digits year-over-year in 2021. We also continue to expect profitability improvement and notable free cash flow generation driven by strong execution and contributions from our multi-year strategic initiatives driven by our Foundations for Growth Program.”

As of March 31, 2021, Merit had cash on hand of approximately $58.5 million, long term debt obligations of approximately $321 million, and available borrowing capacity of $418 million, compared to cash on hand of approximately $56.9 million, long term debt obligations of $352 million, and available borrowing capacity of $389 million as of December 31, 2020.

Updated Fiscal Year 2021 Financial Guidance

Based upon information currently available to Merit’s management, Merit is updating net revenue expectations for the year ending December 31, 2021, absent material acquisitions, non-recurring transactions or other factors beyond Merit’s control, the Company now expects:

●	Net revenue in the range of $994 million to $1,014 million, representing an increase of approximately 3.1% to 5.2% year over year, as compared to net revenue of $963.9 million for the twelve months ended December 31, 2020. The updated net revenue range assumes a benefit from the changes in foreign currency exchange rates in the range of approximately $8.0 million to $8.5 million, compared to the prior guidance range which assumed a benefit in the range of approximately $4.0 million to $4.5 million.

●	The updated fiscal year 2021 net revenue guidance range assumes:
o	Net revenue from the cardiovascular segment of between $963 million and $982 million, representing an increase of approximately 3.1% to 5.2% year-over-year as compared to net revenue of $934.2 million for the twelve months ended December 31, 2020. The prior guidance range assumed growth of approximately 2.7% to 4.8% year-over-year.
o	Net revenue from the endoscopy segment of between $30.8 million and $31.9 million, representing an increase of approximately 4% to 7% year-over-year as compared to net revenue of $29.7 million for the twelve months ended December 31, 2020. This net revenue range is unchanged from prior guidance.

●	GAAP net income in the range of $47.3 million to $55.9 million, or $0.83 to $0.98 per diluted share, compared to GAAP net loss of $(9.8) million, or $(0.18) per diluted share, for the twelve months ended December 31, 2020. The GAAP net income range is unchanged from prior guidance.

●	Non-GAAP net income* in the range of $104.8 million to $112.7 million, or $1.84 to $1.98 per diluted share, compared to non-GAAP net income* of $93.3 million, or $1.65 per diluted share, for the twelve months ended December 31, 2020. The non-GAAP net income range is unchanged from prior guidance.

Merit’s financial guidance for the year ending December 31, 2021 is subject to risks and uncertainties identified in this release and Merit’s filings with the U.S. Securities and Exchange Commission (the “SEC”).

CONFERENCE CALL

Merit will hold its investor conference call (conference ID 9669737) today, Thursday, April 29, 2021, at 5:00 p.m. Eastern (4:00 p.m. Central, 3:00 p.m. Mountain, and 2:00 p.m. Pacific). The domestic telephone number is (844) 578-9672 and the international number is (508) 637-5656. A live webcast and slide deck will also be available at merit.com.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,
	2021	December 31,
	(Unaudited)	2020
ASSETS
Current Assets
Cash and cash equivalents	$58,519	$56,916
Trade receivables, net	150,314	146,641
Other receivables	8,719	7,774
Inventories	200,308	198,019
Prepaid expenses and other assets	13,617	13,120
Prepaid income taxes	3,680	3,688
Income tax refund receivables	3,331	3,549
Total current assets	438,488	429,707

Property and equipment, net	378,177	382,728
Intangible assets, net	356,025	367,915
Goodwill	362,500	363,533
Deferred income tax assets	4,529	4,597
Operating lease right-of-use assets	74,714	78,240
Other assets	37,286	37,676
Total Assets	$1,651,719	$1,664,396

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade payables	$52,986	$49,837
Accrued expenses	132,173	111,944
Current portion of long-term debt	7,500	7,500
Current operating lease liabilities	12,246	12,903
Income taxes payable	2,773	2,820
Total current liabilities	207,678	185,004

Long-term debt	312,875	343,722
Deferred income tax liabilities	33,252	33,312
Long-term income taxes payable	347	347
Liabilities related to unrecognized tax benefits	1,016	1,016
Deferred compensation payable	16,227	16,808
Deferred credits	1,896	1,923
Long-term operating lease liabilities	67,980	70,941
Other long-term obligations	33,756	52,748
Total liabilities	675,027	705,821

Stockholders' Equity
Common stock	615,113	606,224
Retained earnings	368,761	357,803
Accumulated other comprehensive loss	(7,182)	(5,452)
Total stockholders' equity	976,692	958,575
Total Liabilities and Stockholders' Equity	$1,651,719	$1,664,396

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(Unaudited; in thousands except per share amounts)

	Three Months Ended
	March 31,
	2021	2020
NET SALES	$248,913	$243,525

COST OF SALES	137,019	139,741

GROSS PROFIT	111,894	103,784

OPERATING EXPENSES:
Selling, general and administrative	81,024	78,808
Research and development	16,274	14,872
Impairment charges	—	3,845
Contingent consideration expense	402	4,897

Total operating expenses	97,700	102,422

INCOME FROM OPERATIONS	14,194	1,362

OTHER INCOME (EXPENSE):
Interest income	472	79
Interest expense	(1,537)	(3,144)
Other expense - net	(435)	(289)

Total other expense — net	(1,500)	(3,354)

INCOME (LOSS) BEFORE INCOME TAXES	12,694	(1,992)

INCOME TAX EXPENSE	1,736	1,162

NET INCOME (LOSS)	$10,958	$(3,154)

EARNINGS (LOSS) PER COMMON SHARE:
Basic	$0.20	$(0.06)

Diluted	$0.19	$(0.06)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	55,717	55,246

Diluted	56,978	55,246

Non-GAAP Financial Measures

Although Merit’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Merit’s management believes that certain non-GAAP financial measures referenced in this release provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations. Non-GAAP financial measures used in this release include:

●	constant currency revenue;
●	constant currency revenue, organic;
●	core revenue;
●	non-GAAP gross margin;
●	non-GAAP operating income and margin;
●	non-GAAP net income;
●	non-GAAP earnings per share; and
●	free cash flow.

Merit’s management team uses these non-GAAP financial measures to evaluate Merit’s profitability and efficiency, to compare operating and financial results to prior periods, to evaluate changes in the results of its operating segments, and to measure and allocate financial resources internally. However, Merit’s management does not consider such non-GAAP measures in isolation or as an alternative to measures determined in accordance with GAAP.

Readers should consider non-GAAP measures used in this release in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures generally exclude some, but not all, items that may affect Merit’s net income. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded. Merit believes it is useful to exclude such items in the calculation of non-GAAP earnings per share, non-GAAP gross margin, non-GAAP operating income and margin, and non-GAAP net income (in each case, as further illustrated in the reconciliation tables below) because such amounts in any specific period may not directly correlate to the underlying performance of Merit’s business operations and can vary significantly between periods as a result of factors such as acquisition or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain severance expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, corporate transformation expenses, governmental proceedings or changes in tax or industry regulations, gains or losses on disposal of certain assets, and debt issuance costs. Merit may incur similar types of expenses in the future, and the non-GAAP financial information included in this release should not be viewed as a statement or indication that these types of expenses will not recur. Additionally, the non-GAAP financial measures used in this release may not be comparable with similarly titled measures of other companies. Merit urges readers to review the reconciliations of its non-GAAP financial measures to the comparable GAAP financial measures, and not to rely on any single financial measure to evaluate Merit’s business or results of operations.

Constant Currency Revenue

Merit’s constant currency revenue is prepared by converting the current-period reported revenue of subsidiaries whose functional currency is a currency other than the U.S. dollar at the applicable foreign exchange rates in effect during the comparable prior-year period, and adjusting for the effects of hedging transactions on reported revenue, which are recorded in the U.S. The constant currency revenue adjustment of ($3.8) million to reported revenue for the three-month period ended March 31, 2021 was calculated using the applicable average foreign exchange rates for the three-month period ended March 31, 2020.

Constant Currency Revenue, Organic

Merit’s constant currency revenue, organic, is defined, with respect to prior fiscal year periods, as GAAP revenue. With respect to current fiscal year periods, constant currency revenue, organic, is defined as constant currency revenue (as defined above), less revenue from certain acquisitions. For the three-month period ended March 31, 2021, Merit’s constant currency revenue, organic, excludes revenues attributable to the acquisition of KA Medical, LLC in November 2020.

Core Revenue

Merit’s core revenue is defined, with respect to prior fiscal year periods, as GAAP revenue less revenue from certain dispositions. For the three-month period ended March 31, 2020, Merit’s core revenue excludes revenues attributable to its distribution agreement with NinePoint Medical, Inc., which was suspended during the first quarter of 2020, revenues attributable to the manufacture of Merit’s Hypotube product which were divested in August 2020, and revenues attributable to the ITL Healthcare Pty Ltd (“ITL”) procedure pack business in Australia which was closed in December 2020.

With respect to current fiscal year periods, core revenue is defined as constant currency revenue, organic (as defined above), less $0.9 million of revenue attributable to sales of the Cultura nasopharyngeal swab and test kit (which benefited from high demand in 2020 resulting from the COVID-19 pandemic but which is not expected to be a significant revenue contribution in the future), as well as $0.2 million of revenue attributable to the final sales of products from the closed ITL procedure pack business (which were carried over from the fourth quarter of 2020 to the first quarter of 2021 and are not expected to impact sales in future periods).

Non-GAAP Gross Margin

Non-GAAP gross margin is calculated by reducing GAAP cost of sales by amounts recorded for amortization of intangible assets and certain inventory write-offs, divided by reported net sales.

Non-GAAP Operating Income and Margin

Non-GAAP operating income is calculated by adjusting GAAP operating income for certain items which are deemed by Merit’s management to be outside of core operations and vary in amount and frequency among periods, such as expenses related to new acquisitions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain severance expenses, performance-based stock compensation expenses, corporate transformation expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, governmental proceedings or changes in industry regulations, as well as other items set forth in the tables below. Non-GAAP operating margin is calculated by dividing non-GAAP operating income by reported net sales.

Non-GAAP Net Income

Non-GAAP net income is calculated by adjusting GAAP net income (loss) for the items set forth in the definition of non-GAAP operating margin above, as well as for expenses related to debt issuance costs, gains or losses on disposal of certain assets, changes in tax regulations, and other items set forth in the tables below.

Non-GAAP EPS

Non-GAAP EPS is defined as non-GAAP net income divided by the diluted shares outstanding for the corresponding period.

Free Cash Flow

Free cash flow is defined as cash flow from operations calculated in accordance with GAAP, less capital expenditures calculated in accordance with GAAP, as set forth in the consolidated statement of cash flows.

Non-GAAP Financial Measure Reconciliations

The following tables set forth supplemental financial data and corresponding reconciliations of non-GAAP financial measures to Merit’s corresponding financial measures prepared in accordance with GAAP, in each case, for the three-month periods ended March 31, 2021 and 2020. The non-GAAP income adjustments referenced in the following tables do not reflect non-performance-based stock compensation expense of approximately $2.6 million and $2.3 million for the three-month periods ended March 31, 2021 and 2020, respectively.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

(Unaudited; in thousands except per share amounts)

	Three Months Ended
	March 31, 2021
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$12,694	$(1,736)	$10,958	$0.19

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	10,679	(2,652)	8,027	0.14
Operating Expenses
Contingent consideration expense	402	8	410	0.01
Amortization of intangibles	1,816	(454)	1,362	0.02
Performance-based share-based compensation (b)	1,016	(120)	896	0.02
Corporate transformation and restructuring (c)	5,446	(1,345)	4,101	0.07
Acquisition-related	4,782	(1,186)	3,596	0.06
Medical Device Regulation expenses (d)	381	(95)	286	0.01
Other (e)	139	(35)	104	0.00
Other (Income) Expense
Amortization of long-term debt issuance costs	151	(37)	114	0.00

Non-GAAP net income	$37,506	$(7,652)	$29,854	$0.52

Diluted shares				56,978

	Three Months Ended
	March 31, 2020
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net loss	$(1,992)	$(1,162)	$(3,154)	$(0.06)

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	12,818	(3,303)	9,515	0.17
Inventory write-off (a)	1,431	(368)	1,063	0.02
Operating Expenses
Contingent consideration expense	4,897	73	4,970	0.09
Impairment charges	3,845	(92)	3,753	0.07
Amortization of intangibles	2,182	(592)	1,590	0.03
Performance-based share-based compensation (b)	447	(52)	395	0.01
Corporate transformation and restructuring (c)	1,776	(443)	1,333	0.03
Acquisition-related	307	(131)	176	0.00
Medical Device Regulation expenses (d)	299	(77)	222	0.00
Other (e)	1,582	(408)	1,174	0.02
Other (Income) Expense
Amortization of long-term debt issuance costs	151	(39)	112	0.00

Non-GAAP net income	$27,743	$(6,594)	$21,149	$0.38

Diluted shares (f)				56,015

Note: Certain per share impacts may not sum to totals due to rounding.

Reconciliation of Reported Operating Income to Non-GAAP Operating Income

(Unaudited; in thousands except percentages)

	Three Months Ended		Three Months Ended
	March 31, 2021		March 31, 2020
	Amounts	% Sales	Amounts	% Sales
Net Sales as Reported	$248,913		$243,525

GAAP Operating Income	14,194	5.7%	1,362	0.6%
Cost of Sales
Amortization of intangibles	10,679	4.3%	12,818	5.3%
Inventory write-off (a)	—	—	1,431	0.6%
Operating Expenses
Contingent consideration expense	402	0.2%	4,897	2.0%
Impairment charges	—	—	3,845	1.6%
Amortization of intangibles	1,816	0.7%	2,182	0.9%
Performance-based share-based compensation (b)	1,016	0.4%	447	0.2%
Corporate transformation and restructuring (c)	5,446	2.2%	1,776	0.7%
Acquisition-related	4,782	1.9%	307	0.1%
Medical Device Regulation expenses (d)	381	0.2%	299	0.1%
Other (e)	139	0.1%	1,582	0.6%

Non-GAAP Operating Income	$38,855	15.6%	$30,946	12.7%

Note: Certain percentages may not sum to totals due to rounding

a)	Represents write-off of inventory related to the suspension of Merit’s distribution agreement with NinePoint Medical, Inc.
b)	Represents performance-based share-based compensation expense, including stock-settled and cash-settled awards.
c)	Includes severance related to corporate initiatives, write-offs and valuation adjustments of other long-term assets associated with restructuring activities, expenses related to Merit’s Foundations for Growth program, and other transformation costs.
d)	Represents incremental expenses incurred to comply with the Medical Device Regulation (“MDR”) in Europe.
e)	Represents expense from abandoned patents, costs incurred in responding to an inquiry from the U.S. Department of Justice, and, in 2021, certain external costs incurred to comply with our corporate integrity agreement.
f)	For the three-month period ended March 31, 2020, the non-GAAP net income per diluted share calculation includes approximately 769,000 shares that were excluded from GAAP net income (loss) per diluted share calculation.

Reconciliation of Reported Revenue to Constant Currency Revenue (Non-GAAP), Constant Currency Revenue, Organic (Non-GAAP), and Core Revenue (Non-GAAP)

(Unaudited; in thousands except percentages)

		Three Months Ended
		March 31,
	% Change	2021	2020
Reported Revenue	2.2%	$248,913	$243,525

Add: Impact of foreign exchange		(3,825)	—

Constant Currency Revenue (a)	0.6%	$245,088	$243,525

Less: Revenue from certain acquisitions		(38)	—

Constant Currency Revenue, Organic (a)	0.6%	$245,050	$243,525

Less: Revenue from Cultura		(937)	—
Less: Revenue from certain dispositions		(181)	(3,529)

Core Revenue (a)	1.6%	$243,932	$239,996

(a)	A non-GAAP financial measure. For a definition of this and other non-GAAP financial measures, see the Non-GAAP Financial Measures section above in this release.

Reconciliation of Reported Gross Margin to Non-GAAP Gross Margin (Non-GAAP)

(Unaudited; as a percentage of reported revenue)

	Three Months Ended
	March 31,
	2021	2020
Reported Gross Margin	45.0%	42.6%

Add back impact of:
Amortization of intangibles	4.3%	5.3%
Inventory write-off (a)	—%	0.6%

Non-GAAP Gross Margin	49.2%	48.5%

Note: Certain percentages may not sum to totals due to rounding

(a)	Represents write-off of inventory related to the suspension of Merit’s distribution agreement with NinePoint Medical, Inc.

ABOUT MERIT

Founded in 1987, Merit Medical Systems, Inc. is a leading manufacturer and marketer of proprietary medical devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy. Merit serves client hospitals worldwide with a domestic and international sales force and clinical support team totaling in excess of 500 individuals. Merit employs approximately 6,300 people worldwide with facilities in South Jordan, Utah; Pearland, Texas; Richmond, Virginia; Rockland, Massachusetts; Aliso Viejo, California; Maastricht and Venlo, The Netherlands; Paris, France; Galway, Ireland; Beijing, China; Tijuana, Mexico; Joinville, Brazil; Ontario, Canada; Melbourne, Australia; Tokyo, Japan; Reading, United Kingdom; Johannesburg, South Africa; and Singapore.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this release which are not purely historical, including, without limitation, statements regarding Merit’s forecasted plans, net sales, net income or loss (GAAP and non-GAAP), operating income (GAAP and non-GAAP), gross and operating margins (GAAP and non-GAAP), earnings per share (GAAP and non-GAAP), free cash flow, and other financial measures, the potential impact, scope and duration of, and Merit’s response to, the COVID-19 pandemic and the potential for recovery from that pandemic, future growth and profit expectations or forecasted economic conditions, or the implementation of, and results achieved through, Merit’s Foundations for Growth program or other expense reduction initiatives, or the development and commercialization of new products, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to risks and uncertainties such as those described in Merit’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Annual Report”) and other filings with the SEC. Such risks and uncertainties include inherent risks and uncertainties relating to Merit’s internal models or the projections in this release; risks and uncertainties associated with the COVID-19 pandemic and Merit’s response thereto; risks relating to Merit’s potential inability to successfully manage growth through acquisitions generally, including the inability to effectively integrate acquired operations or products or commercialize technology developed internally or acquired through completed, proposed or future transactions; negative changes in economic and industry conditions in the United States or other countries; expenditures relating to research, development, testing and regulatory approval or clearance of Merit’s products and risks that such products may not be developed successfully or approved for commercial use; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit; litigation and other judicial proceedings affecting Merit; restrictions on Merit’s liquidity or business operations resulting from its debt agreements; infringement of Merit’s technology or the assertion that Merit’s technology infringes the rights of other parties; product recalls and product liability claims; changes in customer purchasing patterns or the mix of products Merit sells; risks and uncertainties associated with Merit’s information technology systems, including the potential for breaches of security and evolving regulations regarding privacy and data protection; reduced availability of, and price increases associated with, commodity components; the potential of fines, penalties or other adverse consequences if Merit’s employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations; laws and regulations targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in governing regulations, including reforms to the procedures for approval or clearance of Merit’s products by the U.S. Food

& Drug Administration or comparable regulatory authorities in other jurisdictions; changes in tax laws and regulations in the United States or other countries; termination or interruption of relationships with Merit’s suppliers, or failure of such suppliers to perform; fluctuations in exchange rates; concentration of a substantial portion of Merit’s revenues among a few products and procedures; development of new products and technology that could render Merit’s existing or future products obsolete; market acceptance of new products; volatility in the market price of Merit’s common stock; modification or limitation of governmental or private insurance reimbursement policies; changes in healthcare policies or markets related to healthcare reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; failure to introduce products in a timely fashion; price and product competition; availability of labor and materials; fluctuations in and obsolescence of inventory; and other factors referenced in the 2020 Annual Report and other materials filed with the SEC. All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results. Those estimates and all other forward-looking statements included in this document are made only as of the date of this document, and except as otherwise required by applicable law, Merit assumes no obligation to update or disclose revisions to estimates and all other forward-looking statements.

TRADEMARKS

Unless noted otherwise, trademarks and registered trademarks used in this release are the property of Merit Medical Systems, Inc. and its subsidiaries in the United States and other jurisdictions.

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